    News Release (NYSE:RPT)

RPT REALTY REPORTS SECOND QUARTER 2020 RESULTS; PROVIDES COVID-19 UPDATE

•Net (loss) income attributable to common shareholders for the second quarter 2020 of $(4.6) million, or $(0.06) per diluted share, compared to $1.2 million, or $0.01 per diluted share for the same period in 2019.

•92% of total tenants were open and operating, as of July 31, 2020, based on annualized base rent ("ABR").

•75% of July and 65% of second quarter 2020 rents have been paid to date.

•18% of July and 24% of second quarter 2020 rents are subject to signed or approved deferral agreements to date.

•Continued temporary suspension of payment of the common dividend. Decisions regarding future dividend payments will be made quarterly based on liquidity needs and REIT taxable income distribution requirements.

NEW YORK, August 4, 2020 - RPT Realty (NYSE:RPT) (the "Company") today announced its financial and operating results for the quarter ended June 30, 2020.

"During these unprecedented times, our operating platform continues to reflect our active hands-on approach and strong tenant relationships," said Brian Harper, President and CEO. “92% of our tenants are now open, which has translated into improving July rent collections and facilitated deferral arrangements covering the vast majority of our uncollected rents. The decision to shore up our already strong liquidity position at the outset of the pandemic is allowing us to focus on operations as we continue to build a pathway to normal rent collections, while also positioning us to play offense as demonstrated by the new grocer deals that are under negotiation.”

FINANCIAL RESULTS

Net (loss) income attributable to common shareholders for the second quarter 2020 of $(4.6) million, or $(0.06) per diluted share, compared to $1.2 million, or $0.01 per diluted share for the same period in 2019. Net (loss) income for the six months ended June 30, 2020 was $(2.6) million, compared to $13.7 million for the same period in 2019.

Funds from operations ("FFO") for the second quarter 2020 of $14.5 million, or $0.18 per diluted share, compared to $23.5 million, or $0.26 per diluted share for the same period in 2019.

Operating FFO for the second quarter 2020 of $12.8 million, or $0.16 per diluted share, compared to $22.8 million or $0.26 per diluted share for the same period in 2019. Operating FFO for the second quarter 2020 excludes certain net income that totaled $1.7 million, primarily attributable to insurance proceeds related to storm damage at Front Range Village in Fort Collins, CO. The change in Operating FFO was primarily driven by higher income not probable of collection and higher straight-line rent reserves as a result of the COVID-19 pandemic, in addition to lower NOI resulting from the contribution of a 51.5% interest in five assets into a joint venture formed in fourth quarter 2019. Second quarter 2020 rent not probable of collection and straight-line rent reserves totaled $5.9 million or $0.07 per diluted share and $1.4 million or $0.02 per diluted share, respectively, including the Company's share of unconsolidated joint ventures.
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OPERATING RESULTS

The Company's operating results include its consolidated properties and its pro-rata share of unconsolidated joint ventures.

Same property NOI during the second quarter 2020 decreased 13.2% compared to the same period in 2019. The decrease was driven by the impact of the COVID-19 pandemic, resulting in higher income not probable of collection, which detracted 14.7% from same property NOI growth.

During the second quarter 2020, the Company signed 23 leases totaling 159,320 square feet. Blended re-leasing spreads on comparable leases were 2.0% with an Annualized Base Rent ("ABR") of $16.28 per square foot. Re-leasing spreads on two comparable new and 18 renewal leases were (4.4)% and 2.3%, respectively.

As of June 30, 2020, the Company had $1.6 million of signed not commenced ABR that is scheduled to commence over the next twelve months.

The table below summarizes the Company's leased rate and occupancy results at June 30, 2020, March 31, 2020 and June 30, 2019.

	June 30, 2020	March 31, 2020	June 30, 2019
Consolidated & Joint Venture Portfolio
Leased rate	93.6%	94.1%	94.9%
Occupancy	92.9%	93.3%	92.4%
Anchor (GLA of 10,000 square feet or more)
Leased rate	96.7%	96.9%	97.6%
Occupancy	96.3%	96.5%	95.3%
Small Shop (GLA of less than 10,000 square feet)
Leased rate	86.3%	87.3%	88.8%
Occupancy	84.9%	85.6%	85.7%

BALANCE SHEET

The Company ended the second quarter 2020 with $249.7 million in cash, cash equivalents and restricted cash. At June 30, 2020, the Company had approximately $1.1 billion of consolidated debt and finance lease obligations, which resulted in a trailing twelve month net debt to proforma adjusted EBITDA ratio of 7.0x. Consolidated debt had a weighted average interest rate of 3.41% and a weighted average maturity, excluding scheduled amortization, of 4.9 years.

FINANCING ACTIVITY

During the second quarter 2020, the Company repaid $50.0 million on its unsecured revolving line of credit. At June 30, 2020, the Company had $175.0 million drawn on its $350.0 million unsecured revolving line of credit.
DIVIDEND
In light of the disruption caused by the COVID-19 pandemic, the Board of Trustees has temporarily suspended the quarterly common dividend to retain cash. The Board of Trustees will continue to evaluate the Company’s dividend policy based upon the Company’s financial performance and economic outlook and, at a later date, intends to reinstate the quarterly common dividend in at least the amount required to continue qualifying as a REIT for U.S. federal income tax purposes.

On July 29, 2020, the Company’s Board of Trustees declared a third quarter 2020 Series D convertible preferred share dividend of $0.90625 per share. The current conversion ratio of the Series D convertible preferred shares can be found on the Company's website at investors.rptrealty.com/shareholder-information/dividends. The preferred dividend, for the period July 1, 2020 through September 30, 2020 is payable on October 1, 2020 to shareholders of record on September 18, 2020.

2020 GUIDANCE

As announced on March 31, 2020, and in light of the continued uncertainties surrounding the impact of the COVID-19 pandemic on the economy, the Company has withdrawn all previously provided guidance for 2020 as disclosed in the Company’s fourth quarter 2019 earnings press release dated February 19, 2020.

COVID-19 UPDATE

The Company is closely monitoring the COVID-19 pandemic, including the impact on our business, employees, tenants, shopping centers and communities. The following summary is intended to provide information pertaining to the impacts of the COVID-19 pandemic on the Company’s business. Unless otherwise specified, the statistical and other information regarding the Company’s portfolio are as of July 31, 2020. These estimates are based on information available to the Company and includes its consolidated properties and its pro-rata share of unconsolidated joint ventures.

•100% of the Company's 49 shopping centers remain open and operating.
•92% of total tenants by ABR were open and operating, up from the low of 41% on April 22, 2020.
•67% of the Company’s properties by ABR had a grocery or grocer component and 87% of ABR stemmed from national or regional tenants, as of June 30, 2020.
•75% of July and 65% of second quarter 2020 rents have been paid.
•18% of July and 24% of second quarter 2020 rents are subject to signed or approved deferral agreements.
•Ended the second quarter 2020 with $249.7 million in cash, cash equivalents and restricted cash with no debt maturities until June 27, 2021.

CONFERENCE CALL/WEBCAST:
The Company will host a live broadcast of its second quarter 2020 conference call to discuss its financial and operating results.

Date:	Wednesday, August 5, 2020
Time:	9:00 a.m. ET
Dial in #:	(877) 705-6003
International Dial in #	(201) 493-6725
Webcast:	investors.rptrealty.com
A telephonic replay of the call will be available through August 12, 2020.  The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering passcode 13703970.  A webcast replay will also be archived on the Company’s website for twelve months.

SUPPLEMENTAL MATERIALS
The Company’s quarterly financial and operating supplement is available on its corporate web site at rptrealty.com. If you wish to receive a copy via email, please send requests to invest@rptrealty.com.
RPT Realty owns and operates a national portfolio of open-air shopping destinations principally located in top U.S. markets. The Company's shopping centers offer diverse, locally-curated consumer experiences that reflect the lifestyles of their surrounding communities and meet the modern expectations of the Company's retail partners. The Company is a fully integrated and self-administered REIT publicly traded on the New York Stock Exchange (the “NYSE”). The common shares of the Company, par value $0.01 per share (the “common shares”) are listed and traded on the NYSE under the ticker symbol “RPT”. As of June 30, 2020, our property portfolio consisted of 49 shopping centers (including five shopping centers owned through a joint venture) representing 11.9 million square feet of gross leasable area. As of June 30, 2020, the Company’s pro-rata share of the aggregate portfolio was 93.6% leased. For additional information about the Company please visit rptrealty.com.

Company Contact:
Vin Chao, Senior Vice President - Finance
19 W 44th St. 10th Floor, Ste 1002
New York, New York 10036
vchao@rptrealty.com
(212) 221-1752

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our expectations, plans or beliefs concerning future events and may be identified by terminology such as “may,” “will,” “should,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” “predict” or similar terms. Although the forward-looking statements made in this document are based on our good faith beliefs, reasonable assumptions and our best judgment based upon current information, certain factors could cause actual results to differ materially from those in the forward-looking statements. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to predict or control. Currently, one of the most significant factors is the potential adverse effect of the current COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and our tenants (including their ability to timely make rent payments), the real estate market (including the local markets where our properties are located), the financial markets and general global economy as well as the potential adverse impact on our ability to enter into new leases or renew leases with existing tenants on favorable terms or at all. The impact COVID-19 has, and will continue to have, on the Company and its tenants is highly uncertain, cannot be predicted and will vary based upon the duration, magnitude and scope of the COVID-19 pandemic as well as the actions taken by federal, state and local governments to mitigate the impact of COVID-19, including social distancing protocols, restrictions on business activities and “shelter-in- place” and “stay at home” mandates. Additional factors which may cause actual results to differ materially from current expectations include, but are not limited to: our success or failure in implementing our business strategy; economic conditions generally and in the commercial real estate and finance markets specifically; the cost and availability of capital, which depends in part on our asset quality and our relationships with lenders and other capital providers; risks associated with bankruptcies or insolvencies or general downturn in the businesses of tenants; the potential adverse impact from tenant defaults generally or from the unpredictability of the business plans and financial condition of the Company's tenants, which are heightened as a result of the COVID-19 pandemic; the execution of rent deferral or concession agreements on the agreed-upon terms; our business prospects and outlook; changes in governmental regulations, tax rates and similar matters; our continuing to qualify as a REIT; and other factors detailed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including in particular those set forth under “Risk Factors” in our latest annual report on Form 10-K and our latest quarterly report on Form 10-Q, which you should interpret as being heightened as a result of the numerous and ongoing adverse impacts of COVID-19. Given these uncertainties, you should not place undue reliance on any forward-looking statements. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future

RPT REALTY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(unaudited)
	June 30, 2020	December 31, 2019

ASSETS
Income producing properties, at cost:
Land	$331,265	$331,265
Buildings and improvements	1,492,586	1,486,838
Less accumulated depreciation and amortization	(372,103)	(352,006)
Income producing properties, net	1,451,748	1,466,097
Construction in progress and land available for development	35,104	42,279
Net real estate	1,486,852	1,508,376
Equity investments in unconsolidated joint ventures	128,804	130,321
Cash and cash equivalents	247,110	110,259
Restricted cash and escrows	2,549	4,293
Accounts receivable, net	35,602	24,974
Acquired lease intangibles, net	29,910	34,278
Operating lease right-of-use assets	18,905	19,222
Other assets, net	82,575	86,836
TOTAL ASSETS	$2,032,307	$1,918,559

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable, net	$1,103,996	$930,808
Finance lease obligation	926	926
Accounts payable and accrued expenses	41,063	55,360
Distributions payable	1,765	19,792
Acquired lease intangibles, net	36,857	38,898
Operating lease liabilities	18,002	18,181
Other liabilities	23,260	6,339
TOTAL LIABILITIES	1,225,869	1,070,304

Commitments and Contingencies

RPT Realty ("RPT") Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 1,849 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	92,427	92,427
Common shares of beneficial interest, $0.01 par, 240,000 and 120,000 shares authorized as of June 30, 2020 and December 31, 2019, respectively, and 80,008 and 79,850 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	800	798
Additional paid-in capital	1,171,287	1,169,557
Accumulated distributions in excess of net income	(459,994)	(436,361)
Accumulated other comprehensive income	(17,167)	1,819
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	787,353	828,240
Noncontrolling interest	19,085	20,015
TOTAL SHAREHOLDERS' EQUITY	806,438	848,255
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,032,307	$1,918,559

RPT REALTY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
REVENUE
Rental income	$43,686	$56,641	$95,408	$114,999
Other property income	713	681	1,516	1,980
Management and other fee income	228	39	579	90
TOTAL REVENUE	44,627	57,361	97,503	117,069

EXPENSES
Real estate tax expense	8,453	8,722	16,604	18,544
Recoverable operating expense	4,797	5,343	10,776	12,024
Non-recoverable operating expense	2,146	2,709	4,423	5,199
Depreciation and amortization	17,860	20,628	38,708	39,847
Transaction costs	12	—	186	—
General and administrative expense	6,695	6,530	12,917	12,596
Insured expenses, net	(1,713)	—	(1,653)	—
TOTAL EXPENSES	38,250	43,932	81,961	88,210

OPERATING INCOME	6,377	13,429	15,542	28,859

OTHER INCOME AND EXPENSES
Other income (expense), net	61	(123)	414	(231)
Gain on sale of real estate	—	371	—	6,073
Earnings from unconsolidated joint ventures	802	26	1,058	80
Interest expense	(10,177)	(10,084)	(19,578)	(20,433)
Loss on extinguishment of debt	—	(622)	—	(622)
(LOSS) INCOME BEFORE TAX	(2,937)	2,997	(2,564)	13,726
Income tax provision	(19)	(35)	(50)	(71)
NET (LOSS) INCOME	(2,956)	2,962	(2,614)	13,655
Net loss (income) attributable to noncontrolling partner interest	68	(69)	60	(319)
NET (LOSS) INCOME ATTRIBUTABLE TO RPT	(2,888)	2,893	(2,554)	13,336
Preferred share dividends	(1,675)	(1,675)	(3,350)	(3,350)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(4,563)	$1,218	$(5,904)	$9,986

(LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.06)	$0.01	$(0.08)	$0.12
Diluted	$(0.06)	$0.01	$(0.08)	$0.12

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	79,976	79,764	79,942	79,754
Diluted	79,976	80,156	79,942	80,148

RPT REALTY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FUNDS FROM OPERATIONS
(In thousands, except per share data)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(2,956)	$2,962	$(2,614)	$13,655
Net loss (income) attributable to noncontrolling partner interest	68	(69)	60	(319)
Preferred share dividends	(1,675)	(1,675)	(3,350)	(3,350)
Net (loss) income available to common shareholders	(4,563)	1,218	(5,904)	9,986
Adjustments:
Rental property depreciation and amortization expense	17,719	20,527	38,439	39,649
Pro-rata share of real estate depreciation from unconsolidated joint ventures (1)	1,369	14	2,782	28
Gain on sale of depreciable real estate	—	—	—	(5,702)
FFO available to common shareholders	14,525	21,759	35,317	43,961
Noncontrolling interest in Operating Partnership (2)	(68)	69	(60)	319
Preferred share dividends (assuming conversion) (3)	—	1,675	—	3,350
FFO available to common shareholders and dilutive securities	$14,457	$23,503	$35,257	$47,630
Gain on sale of land	—	(371)	—	(371)
Transaction costs (4)	12	—	186	—
Insured expenses, net	(1,713)	—	(1,653)	—
Severance expense (5)	66	—	128	98
Executive management reorganization, net (5)(6)	—	698	—	446
Above and below market lease intangible write-offs	10	(1,663)	(391)	(1,674)
Pro-rata share of acquisition costs from unconsolidated joint ventures (1)	(217)	—	401	—
Loss on extinguishment of debt	—	622	—	622
Payment of loan amendment fees (5)	184	—	184	—
Bond interest proceeds (7)	—	—	(213)	—
Operating FFO available to common shareholders and dilutive securities	$12,799	$22,789	$33,899	$46,751

Weighted average common shares	79,976	79,764	79,942	79,754
Shares issuable upon conversion of Operating Partnership Units (“OP Units”) (2)	1,909	1,909	1,909	1,909
Dilutive effect of restricted stock	100	392	299	394
Shares issuable upon conversion of preferred shares (3)	—	6,923	—	6,923
Weighted average equivalent shares outstanding, diluted	81,985	88,988	82,150	88,980

FFO available to common shareholders and dilutive securities per share, diluted	$0.18	$0.26	$0.43	$0.54

Operating FFO available to common shareholders and dilutive securities per share, diluted	$0.16	$0.26	$0.41	$0.53

Dividend per common share	$—	$0.22	$0.22	$0.44
Payout ratio - Operating FFO	0.0%	84.6%	51.2%	83.0%

(1)Amounts noted are included in Earnings from unconsolidated joint ventures.
(2)The total noncontrolling interest reflects OP units convertible on a one-of-one basis into common shares.
(3)7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest, $0.01 par (“Series D Preferred Shares”) are paid annual dividends of $6.7 million and are currently convertible into approximately 7.0 million shares of common stock. They are dilutive only when earnings or FFO exceed approximately $0.24 per diluted share per quarter and $0.96 per diluted share per year. The conversion ratio is subject to adjustment based upon a number of factors, and such adjustment could affect the dilutive impact of the Series D convertible preferred shares on FFO and earning per share in future periods.
(4)Costs associated with a terminated acquisition and a terminated disposition.
(5)Amounts noted are included in General and administrative expense.
(6)2Q19 includes severance and accelerated vesting of restricted stock associated with our former Executive Vice President of Transactions and performance award expense related to the Company's former Chief Executive Officer.
(7)Amounts noted are included in Other income (expense), net.

RPT REALTY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation of net (loss) income available to common shareholders to Same Property Net Operating Income (NOI) at Pro-Rata

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income available to common shareholders	$(4,563)	$1,218	$(5,904)	$9,986
Preferred share dividends	1,675	1,675	3,350	3,350
Net (loss) income attributable to noncontrolling partner interest	(68)	69	(60)	319
Income tax provision	19	35	50	71
Interest expense	10,177	10,084	19,578	20,433
Loss on extinguishment of debt	—	622	—	622
Earnings from unconsolidated joint ventures	(802)	(26)	(1,058)	(80)
Gain on sale of real estate	—	(371)	—	(6,073)
Insured expenses, net	(1,713)	—	(1,653)	—
Other (income) expense, net	(61)	123	(414)	231
Management and other fee income	(228)	(39)	(579)	(90)
Depreciation and amortization	17,860	20,628	38,708	39,847
Transaction costs	12	—	186	—
General and administrative expenses	6,695	6,530	12,917	12,596
Pro-rata share of NOI from unconsolidated joint venture (1)	1,918	—	4,150	—
Lease termination fees	—	(83)	(142)	(232)
Amortization of lease inducements	191	128	329	224
Amortization of acquired above and below market lease intangibles, net	(638)	(2,463)	(1,733)	(3,372)
Straight-line ground rent expense	76	76	153	153
Straight-line rental income	1,219	(574)	918	(1,384)
NOI at Pro-Rata (2)	31,769	37,632	68,796	76,601
NOI from Other Investments	331	(635)	790	(2,940)
Same Property NOI at Pro-Rata (3)	$32,100	$36,997	$69,586	$73,661

(1)Represents 51.5% of the NOI from the five properties contributed to R2G Venture LLC after December 9, 2019.
(2)Includes 100.0% of the NOI from the five properties contributed to R2G Venture LLC prior to December 10, 2019 and 51.5% of the NOI from the same five properties after December 9, 2019.
(3)Includes 51.5% of the NOI from the five properties contributed to R2G Venture LLC for all periods presented.

RPT REALTY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation of net (loss) income
Net loss - Six months ended June 30, 2020	$(2,614)
Plus: Net income - Twelve months ended December 31, 2019	93,686
Less: Net income - Six months ended June 30, 2019	13,655
Net income - Twelve months ended June 30, 2020	$77,417

	Twelve Months Ended June 30, 2020

Reconciliation of net income to proforma adjusted EBITDA
Net income	$77,417
Interest expense	39,202
Income tax provision	158
Depreciation and amortization	77,508
Gain on sale of depreciable real estate	(75,783)
Pro-rata adjustments from unconsolidated entities	3,213
Gain on sale of joint venture depreciable real estate	(385)
Other gain on unconsolidated joint ventures	(237)
EBITDAre	$121,093

Severance expense	160
Executive management reorganization, net	956
Above and below market lease intangible write-offs	(2,242)
Transaction costs	186
Pro-rata share of acquisition costs from unconsolidated entities	401
R2G Venture LLC related costs	499
Insured expenses, net	623
Loss on extinguishment of debt	1,949
Payment of loan amendment fees	184
Bond interest proceeds	(213)
Adjusted EBITDA	123,596
Proforma adjustments (1)	(2,113)
Proforma adjusted EBITDA	$121,483

Reconciliation of Notes Payable, net to Net Debt
Notes payable, net	$1,103,996
Unamortized premium	(1,541)
Deferred financing costs, net	4,000
Consolidated notional debt	1,106,455
Finance lease obligation	926
Cash, cash equivalents and restricted cash	(249,659)
Pro-rata share of unconsolidated entities cash, cash equivalents and restricted cash	(2,557)
Net debt	$855,165

Reconciliation of interest expense to total fixed charges
Interest expense	$39,202
Preferred share dividends	6,701
Scheduled mortgage principal payments	2,445
Total fixed charges	$48,348

Net debt to proforma adjusted EBITDA	7.0	x
Interest coverage ratio (proforma adjusted EBITDA / interest expense)	3.1	x
Fixed charge coverage ratio (proforma adjusted EBITDA / fixed charges)	2.5	x

(1) The twelve months ended June 30, 2020 excludes $3.5 million representing 48.5% of the five properties contributed to R2G Venture LLC and $0.2 million from dispositions partially offset by $0.7 million from an annual expense that was fully recognized in the fourth quarter of 2019 and $0.9 million from the acquisition of Lakehills Plaza.

RPT REALTY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,
	2020		2019
Reconciliation of net income to annualized proforma adjusted EBITDA
Net (loss) income	$(2,956)		$2,962
Interest expense	10,177		10,084
Income tax provision	19		35
Depreciation and amortization	17,860		20,628
Gain on sale of depreciable real estate	—		—
Pro-rata adjustments from unconsolidated entities	1,369		14
EBITDAre	26,469		33,723

Severance expense	66		—
Executive management reorganization, net	—		698
Above and below market lease intangible write-offs	10		(1,663)
Transaction costs	12		—
Pro-rata share of acquisition costs from unconsolidated entities	(217)		—
Gain on sale of land	—		(371)
Insured expenses, net	(1,713)		—
Loss on extinguishment of debt	—		622
Payment of loan amendment fees	184		—
Adjusted EBITDA	24,811		33,009
Proforma adjustments (1)	—		516
Proforma adjusted EBITDA	$24,811		$33,525
Annualized proforma adjusted EBITDA	$99,244		$134,100

Reconciliation of Notes Payable, net to Net Debt
Notes payable, net	$1,103,996		$934,223
Unamortized premium	(1,541)		(2,464)
Deferred financing costs, net	4,000		2,083
Consolidated notional debt	1,106,455		933,842
Finance lease obligation	926		975
Cash, cash equivalents and restricted cash	(249,659)		(51,346)
Pro-rata share of unconsolidated entities cash, cash equivalents and restricted cash	(2,557)		—
Net debt	$855,165		$883,471

Reconciliation of interest expense to total fixed charges
Interest expense	$10,177		$10,084
Preferred share dividends	1,675		1,675
Scheduled mortgage principal payments	584		638
Total fixed charges	$12,436		$12,397

Net debt to annualized proforma adjusted EBITDA	8.6	x	6.6	x
Interest coverage ratio (proforma adjusted EBITDA / interest expense)	2.4	x	3.3	x
Fixed charge coverage ratio (proforma adjusted EBITDA / fixed charges)	2.0	x	2.7	x

(1)2Q19 excludes $0.5 million of loss from dispositions. The proforma adjustments treat the activity as if they occurred at the start of each quarter.

RPT Realty
Non-GAAP Financial Definitions

Certain of our key performance indicators are considered non-GAAP financial measures. Management uses these measures along with our GAAP financial statements in order to evaluate our operations results. We believe these measures provide additional and useful means to assess our performance. These measures do not represent alternatives to GAAP measures as indicators of performance and a comparison of the Company's presentations to similarly titled measures of other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

Funds From Operations (FFO)
As defined by the National Association of Real Estate Investment Trusts (NAREIT), Funds From Operations (FFO) represents net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of depreciable property and impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization of depreciable real estate, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We have adopted the NAREIT definition in our computation of FFO.

Operating FFO
In addition to FFO, we include Operating FFO as an additional measure of our financial and operating performance. Operating FFO excludes transactions costs and periodic items such as gains (or losses) from sales of land and impairment provisions on land, bargain purchase gains, severance expense, executive management reorganization costs, net, accelerated amortization of debt premiums, gains or losses on extinguishment of debt, insured expenses, net, accelerated write-offs of above and below market lease intangibles and R2G Venture LLC related costs that are not adjusted under the current NAREIT definition of FFO. We provide a reconciliation of FFO to Operating FFO. In future periods, Operating FFO may also include other adjustments, which will be detailed in the reconciliation for such measure, that we believe will enhance comparability of Operating FFO from period to period. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity.

While we consider FFO available to common shareholders and Operating FFO available to common shareholders useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable. We recognize the limitations of FFO and Operating FFO when compared to GAAP net income available to common shareholders. FFO and Operating FFO available to common shareholders do not represent amounts available for needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. In addition, FFO and Operating FFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the payment of dividends.

Net Operating Income (NOI) / Same Property NOI / NOI from Other Investments
NOI consists of (i) rental income and other property income, before straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fees less (ii) real estate taxes and all recoverable and non-recoverable operating expenses other than straight-line ground rent expense, in each case, including our share of these items from our R2G Venture LLC unconsolidated joint venture.

NOI, Same Property NOI and NOI from Other Investments are supplemental non-GAAP financial measures of real estate companies' operating performance. Same Property NOI is considered by management to be a relevant performance measure of our operations because it includes only the NOI of comparable operating properties for the reporting period. Same Property NOI for the three and six months ended June 30, 2020 and 2019 represents NOI from the Company's same property portfolio consisting of 41 consolidated operating properties acquired or placed in service and stabilized prior to January 1, 2019 and five previously consolidated properties contributed to the newly formed joint venture, R2G Venture LLC, in December 2019. Same property NOI from these five properties includes 51.5% of their NOI as a consolidated property for the period January 1, 2019 through June 30 2019 and 51.5% of their NOI as an unconsolidated property accounted for under the equity method for the period January 1, 2020 through June 30, 2020. Same Property NOI excludes properties under redevelopment or where activities have started in preparation for redevelopment. A property is designated as a redevelopment when planned improvements significantly impact the property. NOI from Other Investments for the three and six months ended June 30, 2020 and 2019 represents NOI primarily from (i) properties disposed of and acquired during 2019, (ii) 48.5% of the NOI prior to December 10, 2019 from the five previously consolidated properties contributed to the R2G Venture LLC unconsolidated joint venture, (iii) Webster Place and Rivertowne Square where the Company has begun activities in anticipation of future redevelopment, (iv) certain property related employee compensation, benefits, and travel expense and (v) noncomparable operating income and expense adjustments.

NOI, Same Property NOI and NOI from Other Investments should not be considered as alternatives to net income in accordance with GAAP or as measures of liquidity. Our method of calculating these measures may differ from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

RPT Realty
Non-GAAP Financial Definitions (continued)

EBITDAre/Adjusted EBITDA/Proforma Adjusted EBITDA
NAREIT defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense (benefit), depreciation and amortization and impairment of depreciable real estate and in substance real estate equity investments; plus or minus gains or losses from sales of operating real estate assets and interests in real estate equity investments; and adjustments to reflect our share of unconsolidated real estate joint ventures and partnerships for these items. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. The Company also presents Adjusted EBITDA which is EBITDAre net of other items that we believe enhance comparability of Adjusted EBITDA across periods and are listed as adjustments in the applicable reconciliation. EBITDAre and Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP.

Pro-Rata
We present certain financial information on a “pro-rata” basis or including “pro-rata” adjustments. Unless otherwise specified, pro-rata financial information includes our proportionate economic ownership of each of our unconsolidated joint ventures derived on an entity-by-entity basis by applying the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. See page 30 of our quarterly financial and operating supplement for a discussion of important considerations and limitations that you should be aware of when review financial information that we present on a pro-rata basis or including pro-rata adjustment.

Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.

Leased Rate
Lease Rate is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property under leases with an initial term of greater than one year, including signed leases not yet commenced, to (b) the aggregate number of square feet for such property.

Metropolitan Statistical Area (MSA)
Metropolitan Statistical Area (MSA) information is sourced from the United States Census Bureau and rank is determined based on the most recently available population estimates.